UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2018

Date of Report (Date of earliest event reported)

SUNSTOCK, INC.

(Exact name of registrant as specified in its charter)

000-54830

(Commission File Number)

Delaware	46-1856372
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

111 Vista Creek Circle, Sacramento, CA	95835
(Address of principal executive offices)	(Zip Code)

916-860-9622

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2018, Sunstock, Inc. acquired all issued and outstanding shares of common stock of Mom’s Silver Shop, Inc. of Sacramento, California for the purchase price of $241,000. Included in the assets acquired is approximately $60,000 in precious metals inventory. Also included are any machinery, furniture and fixtures, leasehold improvements, licenses and permits, customer lists, logo, trade names, signs, and websites. Financing of the purchase is by a $10,000 deposit, $33,000 unsecured note payable with principle payments of $1,000 per week for 33 weeks starting January 1, 2019 with 4.5% annual interest accrued on the unpaid balance (total accrued interest due August 27, 2019), and the assumption of liabilities and lease obligations in the aggregate of approximately $198,000.

Mom’s Silver Shop had unaudited net revenues of approximately $4,800,000 for the year ended December 31, 2015, $4,000,000 for the year ended December 31, 2016, and $3,800,000 for the year ended December 31, 2017.

Mom’s Silver Shop specializes in buying and selling gold, silver, and rare coins, and is one of the leading precious metals retailers in the greater Sacramento metropolitan area.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

9.1	Business Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSTOCK, INC.

Date:	October 23, 2018	By:	/s/ Jason C. Chang
		Name:	Jason C. Chang
		Title:	President, Chief Financial Officer
(Principal Executive and Accounting Officer)